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                                                                  EXHIBIT 10.1.2

                                 AMENDMENT NO. 1
                                       TO
                           SOUTHWEST COMMUNITY BANCORP
                             2002 STOCK OPTION PLAN

      This Amendment No. 1 (this "Amendment") to the Southwest Community Bancorp 2002 Stock Option Plan (the "Plan") is adopted by the Board of Directors of Southwest Community Bancorp (the "Company") effective May 19, 2004.

      1. Defined Terms. All capitalized terms used and not otherwise defined in this Amendment but defined in the Plan shall have the same meaning in this Amendment as in the Plan.

      2. Amendments. Pursuant to Section 17 of the Plan, the Plan is hereby amended as follows:

            SECTION 11. The first sentence of Section 11 of the Plan shall be deleted in its entirety and replaced by the following:

            "Except as provided in Section 12 hereof, if, for any reason other than disability or death, an Optionee ceases to be employed by or affiliated with the Company or a Subsidiary, the Stock Options granted to such Optionee shall expire ninety (90) days after the optionee ceases to be so employed or affiliated notwithstanding the expiration dates specified for said Stock Options at the time of their grant."

            SECTION 13. The first sentence of Section 13 of the Plan shall be deleted in its entirety and replaced by the following:

            "If an Optionee dies while employed by or affiliated with the Company or a Subsidiary, or during the ninety (90)-day period referred to in Section 11 hereof, the Stock Options granted to such Optionee shall expire one (1) year after the date of such death notwithstanding the expiration dates specified for said Stock Options at the time of their grant."

            SECTION 14. The first sentence of Section 14 of the Plan shall be deleted in its entirety and replaced by the following:

            "If an Optionee is disabled while employed by or affiliated with the Company or a Subsidiary or during the ninety (90)-day period referred to in Section 11 hereof, the Stock Options granted to such Optionee shall expire one (1) year after the date such disability occurred notwithstanding the expiration dates specified for said Stock Options at the time of their grant."

            SECTION 25. Section 25 of the Plan shall be deleted in its entirety and replaced by the following new Section 25:

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            "25. Annual Report to Optionee

            The Company shall deliver a copy of its most current Annual Report to each Optionee at the time of grant of any stock options under this Plan and thereafter on an annual basis."

      3. Effect of Amendment. Except to the extent the Plan is amended by this Amendment, the remaining terms and provisions of the Plan shall remain unmodified and in full force and effect. In the event of any conflict between the terms of the Plan and the terms of this Amendment, the terms of this Amendment shall prevail.

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                       SECRETARY'S CERTIFICATE OF ADOPTION

I, the undersigned, do hereby certify:

            1. That I am the duly elected or appointed and acting Secretary of Southwest Community Bancorp; and

            2. That the foregoing Amendment No. 1 to the Southwest Community Bancorp 2002 Stock Option Plan was duly adopted by the Board of Directors of Southwest Community Bancorp at a meeting duly called as required by law and convened on the 19th day of May 2004.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 19th day of May
2004.

                                                       /s/ Paul M. Weil
                                                       Paul M. Weil, Secretary